SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
01/10/2003
Date of Report (Date of earliest event reported):
Simtrol, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10927 (Commission File Number)	84-1104448 (IRS Employer Identification Number)

2200 Norcross Parkway Norcross, Georgia (Address of principal executive offices)		30071 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-7566 Not Applicable (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On January 10, 2003 and January 15, 2003 Simtrol, Inc. issued 2,633,719 shares of its common stock to retire convertible debt issued at various times in 2002 that was held by four directors totaling $605,000 in principal and $26,173 in accrued interest. The share price of the conversions were $0.22 and $0.24 per share. All the noteholders were accredited investors. There were no conversion costs for the notes and the proceeds of the notes were used to fund operational and overhead expenses of the company.

This report does not constitute an offer to sell or a solicitation of an offer to buy the common stock. The offering of the common stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The common stock may not be offered or sold in the United States or to U.S. persons except pursuant to exemptions from the registration requirements of such laws.

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to projected financial results and plans for future sales and business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The words “may,” “would,” “could,” “believe,” “intend,” “expect,” “estimates,” “anticipates,” “intend,” and similar expressions and variations thereof are intended to identify forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition, the market acceptance of ONGOER as an alternative to hardware-based control systems, and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

Date: January 29, 2003

Simtrol, Inc.
By:	/s/ Richard W. Egan ———————————————— Richard W. Egan President and Chief Executive Officer